
<ARTICLE> 5
<LEGEND>
Registrant is a limited partnership which invests in real estate and real estate joint ventures. In accordance with industry practice, its balance sheet is unclassified. For full information, refer to the accompanying audited financial statements.
</LEGEND>

<PERIOD-TYPE>                  12-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               DEC-31-1997
<CASH>                                       8,481,665
<SECURITIES>                                         0
<RECEIVABLES>                                        0
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                               8,485,003<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<COMMON>                                             0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                   8,390,989<F2>
<TOTAL-LIABILITY-AND-EQUITY>                 8,485,003<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             8,965,283<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               400,549<F5>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              8,564,734
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          8,564,734
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 8,564,734
<EPS-PRIMARY>                                   109.00<F6>
<EPS-DILUTED>                                        0

<F1>In addition to cash, total assets include other assets of $3,338.
<F2>Represents partners' capital.
<F3>Liabilities include accounts payable and other liabilities of $94,014.
<F4>Total revenue includes equity in earnings of partnerships of $8,624,444 and interest and other revenue of $340,839.
<F5>Total expense includes amortization of $204,832 and
general and administrative of $195,717.
<F6>Represents net income per Unit of limited partnership interest.

